Calculation of Filing Fee Tables
S-3
Atlanticus Holdings Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock, no par value per share	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Equity	Preferred Stock, no par value per share	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Other	Purchase Contracts	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Equity	Depositary Shares	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Other	Rights	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00	0.000087	$ 0.00
Fees to be Paid		Equity	Unallocated (Universal) Shelf	457(o)			$ 374,950,266.91
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 374,950,266.91	0.000087	$ 32,620.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, no par value per share	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Equity	Preferred Stock, no par value per share	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Equity	Depositary Shares	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-279345	05/21/2024	$ 0.00
Carry Forward Securities		Other	Unallocated (Universal) Shelf	415(a)(6)			$ 625,049,733.09			S-3	333-279345	05/21/2024
Carry Forward Securities		Unallocated (Universal) Shelf		415(a)(6)			$ 625,049,733.09			S-3	333-279345	05/21/2024	$ 85,516.54
			Total Offering Amounts:				$ 1,000,000,000.00		$ 32,620.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 32,620.67
Offering Note
[1]	(1) The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933 as amended (the "Securities Act"). The aggregate maximum offering price of all securities to be issued by Atlanticus Holdings Corporation (the "Registrant") pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $1,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. This Registration Statement covers offers, sales and other distributions of the securities listed in this table, from time to time, at prices to be determined, as well as securities distributable in connection with or upon conversion, exercise or exchange of other securities so offered, sold or distributed. This Registration Statement also covers shares of common stock, shares of preferred stock, depositary shares and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of common stock, shares of preferred stock, depositary shares or warrants. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. The Registrant is hereby registering an indeterminate amount and number of securities up to a proposed maximum aggregate offering price of $1,000,000,000, which may be offered from time to time at indeterminate prices. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $1,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder. (3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00008700 and the proposed maximum aggregate offering price of the newly registered securities. (4) The warrants covered by this registration statement may be common stock warrants, preferred stock warrants, depositary share warrants, debt securities warrants or unit warrants. (5) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt. (6) Each unit will represent an interest in two or more other securities, which may or may not be separable from one another. (7) The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") on May 10, 2024 (File No. 333-279345) (the "Prior Registration Statement"), which was declared effective on May 21, 2024, that registered $750,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $625,049,733.09 of unsold securities (the "Unsold Securities") that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $85,516.54 (representing a pro rata portion of the filing fees paid in connection with the Prior Registration Statement, including filing fees previously paid in connection with securities carried forward to the Prior Registration Statement from the Registrant's Registration Statement on Form S-3 (File No. 333-255834), in each case calculated at the filing fee rate in effect at the time such filing fees were paid). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $374,950,266.91 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date